UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2008

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)

512 Seventh Avenue New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets

On February 11, 2008, G-III Leather Fashions, Inc. (“G-III Leather”), a wholly-owned subsidiary of G-III Apparel Group, Ltd., entered into a Purchase Agreement with AM Apparel Holdings, Inc. (“AM Apparel”) and GB Holding I, LLC (“GB”) pursuant to which G-III Leather acquired all of the outstanding stock of AM Apparel from GB for a purchase price, including working capital adjustments, of approximately $42.5 million.

AM Apparel owns the businesses of Andrew Marc, which is a supplier of fine outerwear and handbags for men and women to the upscale specialty and department store tiers of distribution. Andrew Marc sells products under its own Andrew Marc and Marc New York brands, as well as under the licensed Dockers and Levi’s brands.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.
(b)	Pro Forma Financial Information.

The financial statements and pro forma financial information required by this item with respect to the acquisition of AM Apparel will be filed by amendment no later than 71 calendar days after the date that this current report on Form 8-K must be filed.

(d)	Exhibits.
10.1	Purchase Agreement, dated February 11, 2008, by and between AM Apparel Holdings, Inc., GB Holding I, LLC and G-III Leather Fashions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.
Date: February 15, 2008
	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer

EXHIBIT INDEX

10.1	Purchase Agreement, dated February 11, 2008, by and between AM Apparel Holdings, Inc., GB Holding I, LLC and G-III Leather Fashions, Inc.